EXHIBIT 10.25

AMENDMENT

TO

RIGHTS AGREEMENT

THIS AMENDMENT TO RIGHTS AGREEMENT, dated as of May 13, 2003 (this "Amendment"), amending that certain Rights Agreement, dated as of January 20, 2000 (the "Original Rights Agreement" and as amended hereby the "Rights Agreement"), by and between Crown American Realty Trust, a Maryland real estate investment trust (the "Company"), and American Stock Transfer and Trust Company (the "Rights Agent").

WHEREAS, the Company desires to, and is permitted by Section 27 of the Original Rights Agreement to, make certain amendments to the Original Rights Agreement.

WHEREAS, the Company has delivered to the Rights Agent an appropriate certificate pursuant to Section 27 of the Original Rights Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1. Amendments. (a) Section 1(a) of the Original Rights Agreement is hereby amended by adding the following sentence to the end of the definition of "Acquiring Person":

"Notwithstanding the foregoing, or any other provision of this Agreement, neither Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust ("PREIT"), PREIT Associates, L.P., a Delaware limited partnership ("PREIT Partnership"), nor any of their Affiliates or Associates shall be deemed to be an "Acquiring Person" by virtue of (x) the approval, execution, delivery or performance of that certain Agreement and Plan of Merger, dated as of May    , 2003, among PREIT, PREIT Partnership, the Company and Crown American Properties, L.P. (the "PREIT Merger Agreement") and the documents related thereto or the execution or delivery of the Voting Agreements being executed by the Trustees, the executive officers and certain shareholders of the Company (collectively, the "Shareholder Voting Agreements") contemporaneously with the execution of the Merger Agreement, (y) the acquisition of shares of Common Shares or Preferred Shares pursuant to the consummation of the merger pursuant to the PREIT Merger Agreement or (z) the consummation of any other transactions contemplated by the PREIT Merger Agreement."

(b) Section 3(a) of the Original Rights Agreement is hereby amended by adding the following sentence immediately following the first sentence:

"Notwithstanding the foregoing, or any other provision of this Agreement, a "Distribution Date" shall not occur by reason of (x) the approval, execution, delivery or performance of, or public announcement of the approval, execution, delivery or performance of the PREIT Merger Agreement or the execution or delivery of the Shareholder Voting Agreements, (y) the acquisition of shares of Common Shares or Preferred Shares pursuant to the consummation of the merger pursuant to the terms of the PREIT Merger Agreement or any public announcement relating thereto or (z) the announcement or consummation of any of the other transactions contemplated by the PREIT Merger Agreement."

(c) Section 13(b) of the Original Rights Agreement is hereby amended by adding the following sentence to the end of the definition of "Flip-Over Entity":

"Notwithstanding the foregoing, or any other provision of this Agreement, a "Flip-Over Entity" shall not be created by reason of (x) the approval, execution, delivery or performance of, or public announcement of the approval, execution, delivery or performance of the PREIT Merger Agreement or the execution or delivery of the Shareholder Voting Agreements, (y) the acquisition of shares of Common Shares or Preferred Shares pursuant to the consummation of the merger pursuant to the terms of the PREIT Merger Agreement or any public announcement relating thereto or (z) the announcement or consummation of any of the other transactions contemplated by the PREIT Merger Agreement."

(d) Section 1(u) of the Original Rights Agreement is hereby amended by adding the following sentence to the end of the definition of "Shares Acquisition Date":

"Notwithstanding the foregoing, or any other provision of this Agreement, a "Shares Acquisition Date" shall not occur by reason of (x) the approval, execution, delivery or performance of, or public announcement of the approval, execution, delivery or performance of the PREIT Merger Agreement or the execution or delivery of the Shareholder Voting Agreements, (y) the acquisition of shares of Common Shares or Preferred Shares pursuant to the consummation of the merger pursuant to the terms of the PREIT Merger Agreement or any public announcement relating thereto or (z) the announcement or consummation of any of the other transactions contemplated by the PREIT Merger Agreement."
    Section 7(a) of the Original Rights Agreement is hereby amended by replacing the word "or" that appears immediately prior to the symbol "(iii)" with a comma and by adding the following to the end of Section 7(a):

"or (iv) the time immediately prior to the Effective Time (as defined in the PREIT Merger Agreement)."

2. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Maryland.

3. Counterparts. This Amendment may be executed (including by facsimile) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CROWN AMERICAN REALTY TRUST

By: /s/ Terry L. Stevens

Name: Terry L.Stevens

Title: Executive Vice President and Chief Financial Officer

AMERICAN STOCK TRANSFER AND TRUST

COMPANY

By: /s/ Herbert J. Lemmer

Name: Herbert J. Lemmer

Title: Vice President

CROWN AMERICAN REALTY TRUST

OFFICER'S CERTIFICATE

The undersigned hereby certifies that he is the Executive Vice President and Chief Financial Officer of Crown American Realty Trust, a Maryland business trust (the "Corporation"), and that as such he is authorized to execute this Certificate on behalf of the Corporation, and further certifies as follows:

1. This certificate is being delivered pursuant to Section 27 of the Rights Agreement, dated January 20, 2000, between the Corporation and American Stock Transfer and Trust Company (the "Rights Agreement").

2. Attached hereto is the Amendment to the Rights Agreement, fully executed by the Corporation.

3. The attached Amendment to the Rights Agreement is in compliance with the terms of Section 27 of the Rights Agreement.

WITNESS, the signature of the undersigned this 13th day of May, 2003.

/s/ Terry L.Stevens Name: Terry L. Stevens Title: Executive Vice President and Chief Financial Officer